Exhibit 99.1

VSE CORPORATION COMPLETES TURBINE CONTROLS, INC. ACQUISITION

Acquisition Enhances OEM Authorized Repair Capabilities Within the High-Growth MRO Aviation Market

ALEXANDRIA, Va., April 24, 2024 – VSE Corporation (“VSE” or the “Company”) (NASDAQ: VSEC), a leading provider of aftermarket distribution and repair services, announced today that the Company has closed its previously announced acquisition of Turbine Controls, LLC (f/k/a Turbine Controls, Inc.) (“TCI”), a leading provider of aftermarket support services for the repair and overhaul of engine components and engine and airframe accessories.

MANAGEMENT COMMENTARY

“We are very pleased to officially welcome the TCI team to the VSE Aviation Family,” said John Cuomo, President and CEO of VSE Corporation. “The acquisition presents an opportunity for our VSE Aviation segment to accelerate its Maintenance, Repair, and Overhaul (“MRO”) strategy, including expanding our repair capability offerings and adding several new OEM relationships. In addition, the acquisition strengthens our position in the commercial engine MRO aftermarket while providing additional opportunities for organic growth and market share gains.”

Mr. Cuomo continued, “The TCI team built a leading MRO business focused on offering a unique one-stop-shop model across engine and airframe components and accessories. TCI’s highly technical and focused team, along with their expansive portfolio of repair capabilities across both foundational and next-generation engine platforms, is highly complementary to our VSE Aviation business.”

“Over the past 45 years, TCI has proudly delivered best-in-class service, and we have grown to become an industry leader in the MRO aftermarket,” said Glen Greenberg, Founder and CEO of TCI. “We are confident that the VSE Aviation family will carry on TCI’s legacy and facilitate its next phase of growth. As we look to the future, we will continue to strive for excellence and innovation, embracing the customer-first approach that has shaped our legacy and success.”

AGREEMENT TERMS

VSE acquired TCI for a total consideration of approximately $120 million, comprised of $110 million in cash and $10 million of common shares of the Company, subject to working capital adjustments.

ADVISORS

Jones Day served as legal counsel to VSE Corporation. RBC Capital Markets, LLC served as exclusive financial advisor and Greenberg Traurig, LLP served as legal counsel to Turbine Controls, Inc.

ABOUT VSE CORPORATION
VSE is a leading provider of aftermarket distribution and repair services. Operating through its two key segments, VSE significantly enhances the productivity and longevity of its customers' high-value, business-critical assets. The Aviation segment is a leading provider of aftermarket parts distribution and maintenance, repair, and overhaul (MRO) services for components and engine accessories to commercial, business, and general aviation operators. The Fleet segment specializes in part distribution, engineering solutions, and supply chain management services catered to the medium and heavy-duty fleet market. For more detailed information, please visit VSE's website at www.vsecorp.com.

FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements, including statements regarding expected benefits of the acquisition of TCI. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results to vary materially from those indicated or anticipated by such statements. Many factors could cause actual results and performance to be materially different from any future results or performance, including, among others, our ability to realize the expected benefits of the acquisition of TCI and the risk factors described in our reports filed or expected to be filed with the SEC. Any forward-looking statement or statement of belief speaks only as of the date of this press release. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR RELATIONS CONTACT:
Michael Perlman
Vice President of Investor Relations and Treasury
Phone: (954) 547-0480
Email: investors@vsecorp.com